As Filed with the Securities and Exchange Commission on June 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Phoenix New Media Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Sinolight Plaza, Floor 16

No. 4 Qiyang Road

Wangjing, Chaoyang District

Beijing 100102

People’s Republic of China

+86 10 6067 6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2018 Share Option Plan

(Full title of the Plan)

Law Debenture Corporate Services Inc

400 Madison Avenue, 4th Floor

New York, New York 10017

Telephone: (212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mr. Edward Lu	Yi Gao, Esq.
Chief Financial Officer	Simpson Thacher & Bartlett LLP
Sinolight Plaza, Floor 16	c/o 35th Floor, ICBC Tower
No. 4 Qiyang Road	3 Garden Road
Wangjing, Chaoyang District,	Central, Hong Kong
Beijing 100102	+852-2514-7600
People’s Republic of China
+8610-6067-6869

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (“Registration Statement”) is being filed pursuant to the General Instruction E to Form S-8 for the purpose of registering an aggregate of 26,593,526 additional Class A ordinary shares, par value US$0.01 per share (the “Class A Ordinary Shares”) of Phoenix New Media Limited (the “Registrant”), that are reserved for issuance under the Registrant’s 2018 Share Option Plan (the “2018 Plan”). These 26,593,526 additional Class A Ordinary Shares have been added to the 2018 Plan effective on June 6, 2022. These 26,593,526 additional Class A Ordinary Shares are of the same class as other securities for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2018 (File No. 333-225976) (the “Existing S-8 Registration Statement”), but were not registered under the Existing S-8 Registration Statement. An aggregate of 26,433,526 Class A Ordinary Shares in the capital of the Registrant were previously registered for issuance under the 2018 Plan pursuant to the Existing S-8 Registration Statement. Pursuant to the General Instruction E to Form S-8, the contents of the Existing S-8 Registration Statement are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a. The Registrant’s registration statement on Form S-8 (File No. 333-225976) filed with the Commission on June 29, 2018;

b. The Registrant’s annual report on Form 20-F filed with the Commission on April 28, 2022, which includes audited financial statements for the year ended December 31, 2021; and

c. The description of the Registrant’s Class A ordinary shares and American Depositary Shares contained in its Registration Statement on Form 8-A (File No. 001-35158) filed with the Commission on April 28, 2011 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

Exhibit Number	Description

4.1

Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-173666))

5.1*	Opinion of Conyers Dill & Pearman

10.1

Phoenix New Media Limited 2018 Share Option Plan (incorporated by reference to Exhibit 99.1 of the Registration Statement on Form S-8 (File No. 333-225976) filed with the Securities and Exchange Commission on June 29, 2018)

23.1*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers Zhong Tian LLP

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on June 13, 2022.

Phoenix New Media Limited

By:	/s/ Shuang Liu
	Name:	Shuang Liu
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Shuang Liu and Edward Lu, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on June 13, 2022.

Signature	Title

/s/ Yusheng Sun	Chairman of the Board of Directors
Yusheng Sun

/s/ Shuang Liu	Director and Chief Executive Officer
Shuang Liu	(principal executive officer)

/s/ Daguang He	Director
Daguang He

/s/ Ka Keung Yeung	Director
Ka Keung Yeung

/s/ Xiaoyan Chi	Director and Senior Vice President
Xiaoyan Chi

/s/ Carson Wen	Independent Director
Carson Wen

/s/ Jerry Juying Zhang	Independent Director
Jerry Juying Zhang

/s/ Edward Lu	Chief Financial Officer
Edward Lu	(principal financial and accounting officer)

/s/ Chun Liu	Senior Vice President
Chun Liu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Phoenix New Media Limited has signed this registration statement or amendment thereto in New York, New York on June 13, 2022.

Authorized U.S. Representative

By:	/s/ George Boychuk
	Name:	George Boychuk
	Title:	Managing Director, Depositary Management Corporation